UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 21, 2010

L-3 Communications Holdings, Inc.
L-3 Communications Corporation

(Exact Name of Registrants as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-14141	13-3937434
333-46983	13-3937436

(Commission File Numbers)	(IRS Employer Identification Nos.)

600 Third Avenue, New York, New York	10016

(Address of Principal Executive Offices)	(Zip Code)
(212) 697-1111

(Registrants’ Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     L-3 Communications Corporation (the “Company”), a wholly owned subsidiary of L-3 Communications Holdings, Inc., has completed its offering of $800,000,000 in aggregate principal amount of 4.750% Senior Notes due 2020 (the “Notes”). In connection with the offering, on May 21, 2010, the Company and certain subsidiaries of the Company entered into an indenture (the “Base Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a first supplemental indenture also entered into on May 21, 2010 (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).
     Pursuant to the terms of the Indenture, the Notes: (i) were issued at a price to the public of 99.679% of their principal amount, (ii) will bear interest at a fixed rate of 4.750% per year, payable semi-annually on January 15 and July 15 of each year, beginning January 15, 2011 and (iii) will mature on July 15, 2020. The initial interest payment will include accrued interest from May 21, 2010.
     The Notes are unsecured senior obligations of the Company and will rank equal in right of payment with all of the Company’s existing and future senior indebtedness. In addition, the Notes are guaranteed on an unsecured senior basis by each of the Company’s material domestic subsidiaries that guarantee any of its other indebtedness.
     The Company may redeem some or all of the Notes at any time or from time to time, as a whole or in part, at its option at the price and on the terms set forth in the Indenture. In addition, upon the occurrence of a “Change of Control Triggering Event,” as defined in the Indenture, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.
     The Indenture also contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to create or assume certain liens or enter into sale and leaseback transactions, and the Company’s ability to engage in mergers or consolidations or transfer or lease all or substantially all of our assets. Finally, the Indenture contains customary events of default.
     The foregoing description is qualified by reference to the Base Indenture and First Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated by reference herein.
Item 8.01. OTHER EVENTS.
     On May 18, 2010, in connection with the offering of the Notes described above, the Company entered into an Underwriting Agreement (the “Agreement”) with Banc of America Securities LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc., as the representatives for the several underwriters named in Schedule A of the Agreement. A copy of the Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Company’s Prospectus Supplement, dated May 18, 2010, which was filed with the Securities and Exchange Commission on May 19, 2010.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (D) EXHIBITS.

Exhibit
Number	Title
4.1	Indenture, dated as of May 21, 2010, among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	First Supplemental Indenture, dated as of May 21, 2010, among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee

5.1	Opinion of Simpson, Thacher & Bartlett LLP dated May 21, 2010

99.1	Underwriting Agreement, dated as of May 18, 2010, among L-3 Communications Corporation, Banc of America Securities LLC, Barclays Capital Inc., Deutsche Bank Securities Inc. and the other underwriters named therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Allen E. Danzig
Name:	Allen E. Danzig
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: May 24, 2010

EXHIBIT INDEX

Exhibit
Number	Title
4.1	Indenture, dated as of May 21, 2010 among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York Mellon, as Trustee

4.2	Supplemental Indenture, dated as of May 21, 2010 among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York Mellon, as Trustee

5.1	Opinion of Simpson, Thacher & Bartlett LLP

99.1	Underwriting Agreement, dated as of May 18, 2010